PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

                              ARTICLES OF AMENDMENT

     PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: Article II of the Articles of Incorporation of the Corporation is hereby amended by striking out the name of the Corporation and substituting therefor the following name:

     PHOENIX-GOODWIN MULTI-SECTOR FIXED INCOME FUND, INC.

     SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly approved by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

     IN WITNESS WHEREOF, PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

     DATED this 21st day of July, 1999.

                                           PHOENIX MULTI-SECTOR FIXED INCOME
                                           FUND, INC. (renamed PHOENIX-GOODWIN
                                           MULTI-SECTOR FIXED INCOME FUND, INC.)


                                           By:  /s/ Philip R. McLoughlin
                                                ------------------------
                                                Philip R. McLoughlin
                                                President

ATTEST:


By: /s/ P.S. Sinofsky
    --------------------
     Pamela Sinofsky
     Assistant Secretary

                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                   PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                              PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHONEIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

     1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to
          Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

DELEGATION AND POWER OF ATTORNEY
August 28, 1998


          Declaration of Trust dated June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP
          R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Declaration and Power of Attorney this 26th day of August 1998.


/s/ Robert Chesek                       /s/ James M. Oates
--------------------------              ------------------------------
Robert Chesek                           James M. Oates

/s/ E. Virgil Conway                    /s/ Calvin J. Pedersen
--------------------------              ------------------------------
E. Virgil Conway                        Calvin J. Pedersen

/s/ Harry Dalzell-Payne                 /s/ Herbert Roth, Jr.
--------------------------              ------------------------------
Harry Dalzell-Payne                     Herbert Roth, Jr.

/s/ Francis E. Jeffries                 /s/ Richard E. Segerson
--------------------------              ------------------------------
Francis E. Jeffries                     Richard E. Segerson

/s/ Leroy Keith, Jr.                    /s/ Lowell F. Weicker, Jr.
--------------------------              ------------------------------
Leroy Keith, Jr.                        Lowell F. Weicker, Jr.

/s/ Everett L. Morris
--------------------------
Everett L. Morris